FORM 8-K

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 16, 1999


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)


    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

Attached Press Release Reporting Home Bancorp's Declaration of Cash Dividend.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                    /s/ Marvin C. Schumm
Date:   December 16, 1999                               ------------------------
                                                        Marvin C. Schumm
                                                        President & CEO

                                  NEWS RELEASE
Home Bancorp
132 EAST BERRY STREET   P.O. BOX 989                 Date    December 16, 1999
FORT WAYNE, INDIANA 46801-0989                       ---------------------------
PHONE:  (219) 422-3502
FAX:  (219) 426-7027                                 Contact Marvin C. Schumm
                                                     ---------------------------


                                  HOME BANCORP

                             Declares Cash Dividend

FORT WAYNE, Indiana, -- December 16, 1999 -- Home Bancorp (Nasdaq: HBFW), parent company of Home Loan Bank, Fort Wayne, Indiana, has declared a cash dividend of $0.10 per share. The dividend will be payable January 13, 2000 to shareholders of record December 28, 1999.

This is the sixteenth consecutive quarterly dividend declared by HBFW.

Home Loan Bank operates ten retail-banking offices in Fort Wayne, Decatur and New Haven.

The Company had $413.8 million in assets, loans of $346.0 million and deposits totaled $363.4 million as of September 30, 1999.

/contact: Marvin C. Schumm, President & CEO of Home Loan Bank, 219-422-3502 (Fax: 219-426-7027)/


                       Holding Company for Home Loan Bank